The Timken Company
Denise Bowler
Manager — Associate & Financial Communications
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706-0927 U.S.A.
Telephone: (330) 471-3485
Facsimile: (330) 471-4118
denise.bowler@timken.com

Steve Tschiegg
Manager — Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
P.O. Box 6928
Canton, OH 44706-0927 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com

For Additional Information:
www.timken.com/media
www.timken.com/investors

EXHIBIT 99.1

NEWS RELEASE

W. R. Timken, Jr. To Be Nominated

U.S. Ambassador to Germany

     CANTON, OH — July 19, 2005 — The Timken Company announced today that President Bush intends to nominate W. R. Timken, Jr., chairman of the Timken Board of Directors, for the position of U.S. Ambassador to Germany. The nomination will be forwarded to the U.S. Senate for confirmation. If confirmed by the Senate, Mr. Timken will be required to resign his position as a member of the Board of The Timken Company. Until then, he will continue as chairman.

     Mr. Timken has served as non-executive chairman of the Board since his retirement at the end of 2003.

     The Timken Company (NYSE: TKR; www.timken.com) keeps the world turning, with innovative ways to make customers’ products run smoother, faster and more efficiently. Timken’s highly engineered bearings, alloy steels and related products and services turn up everywhere — on land, on the seas and in space. With operations in 27 countries, sales of $4.5 billion in 2004 and 26,000 employees, Timken is Where You Turn™ for better performance.

  #